EXHIBIT 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a)

I, Michael O. Matthews, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q for Great Lakes Aviation, Ltd. for the quarterly period ended on September 30, 2010;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: December 20, 2010	By:	/s/ Michael O. Matthews
Michael O. Matthews
Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)